                                                                                                                                                                Exhibit 24

Authorization to Sign SEC Form 4

November 1, 2002

United States Securities and Exchange commission

Attn: Filing Desk

450 Fifth Street, NW

Washington, D.C.  20549

To whom it may concern:

The undersigned, Luc Van Nevel, authorizes and designates Janet C. Egan and Douglas Sundby to file an SEC Form 4 on his behalf with respect to the securities of Samsonite Corporation.

The duration of this authorization shall be from November 1, 2002  through and including October 31, 2005.

                                                                                                                /s/Luc Van Nevel

                                                                                                                Luc Van Nevel